Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-257546 and 333-236027) and Form F-3 (No. 333-257200) of ECMOHO Limited of our report dated June 12, 2020 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China

May 13, 2022